Exhibit 99.1

•Reported first-quarter earnings of $487 million or $1.18 per share; adjusted loss of $368 million or $0.90 per share; including $246 million of pre-tax accelerated depreciation on Los Angeles Refinery
•Returned $716 million to shareholders through dividends and share repurchases
•Received $2.0 billion in cash proceeds from the previously announced sales of non-operated equity interests in Coop Mineraloel AG and Gulf Coast Express Pipeline LLC
•Sanctioned construction of new gas processing plant in the Permian
•Recently closed on acquisition of EPIC Y-Grade GP, LLC and EPIC Y-Grade LP

HOUSTON, April 25, 2025 – Phillips 66 (NYSE: PSX), a leading integrated downstream energy provider, announced first-quarter earnings.

“Our results reflect not only a challenging macro environment, but also the impact from one of our largest-ever spring turnaround programs, managed safely, on-time and under budget. Our assets, not impacted by planned maintenance, ran well,” said Mark Lashier, chairman and CEO of Phillips 66. “With the bulk of our turnarounds behind us, we are well positioned to capture stronger margins as the year unfolds.

“The acquisition of EPIC NGL earlier this month, and today’s announcement that we are constructing a new gas plant in the Permian, furthers our integrated NGL wellhead-to-market strategy, providing stable cash flow in uncertain market environments, enabling us to consistently return over 50% of net operating cash flow to shareholders.”

Financial Results Summary
(in millions of dollars, except as indicated)

	1Q 2025	4Q 2024
Earnings	$487	8
Adjusted (Loss)[1]	(368)	(61)
Adjusted EBITDA[1]	736	1,130
Earnings (Loss) Per Share
Earnings Per Share - Diluted	1.18	0.01
Adjusted (Loss) Per Share - Diluted[1]	(0.90)	(0.15)
Cash Flow From Operations	187	1,198
Cash Flow From Operations, Excluding Working Capital[1]	259	901
Capital Expenditures & Investments[2]	423	506
Return of Capital to Shareholders	716	1,119
Repurchases of common stock	247	647
Dividends paid on common stock	469	472
Cash	1,489	1,738
Debt	18,803	20,062
Debt-to-capital ratio	40%	41%
Net debt-to-capital ratio[1]	38%	39%
[1] Represents a non-GAAP financial measure. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure are included within this release.
[2] Excludes net acquisitions of $58 million in the fourth quarter of 2024.

Segment Financial and Operating Highlights
(in millions of dollars, except as indicated)

	1Q 2025	4Q 2024	Change
Earnings (Loss)[1]	$487	8	479
Midstream	751	673	78
Chemicals	113	107	6
Refining	(937)	(775)	(162)
Marketing and Specialties	1,282	252	1,030
Renewable Fuels	(185)	28	(213)
Corporate and Other	(376)	(298)	(78)
Income tax (expense) benefit	(122)	38	(160)
Noncontrolling interests	(39)	(17)	(22)

Adjusted Earnings (Loss)[1,2]	$(368)	(61)	(307)
Midstream	683	708	(25)
Chemicals	113	72	41
Refining	(937)	(759)	(178)
Marketing and Specialties	265	185	80
Renewable Fuels	(185)	28	(213)
Corporate and Other	(355)	(294)	(61)
Income tax benefit	78	16	62
Noncontrolling interests	(30)	(17)	(13)

Adjusted EBITDA[2]	$736	1,130	(394)
Midstream	885	938	(53)
Chemicals	244	209	35
Refining	(452)	(298)	(154)
Marketing and Specialties	315	307	8
Renewable Fuels	(162)	50	(212)
Corporate and Other	(94)	(76)	(18)

Operating Highlights
Pipeline Throughput - Y-Grade to Market (MB/D)[3]	704	759	(55)
Chemicals Global O&P Capacity Utilization	100%	98%	2%
Refining
Turnaround Expense	270	123	147
Realized Margin ($/BBL)[2]	6.81	6.08	0.73
Crude Capacity Utilization	80%	94%	(14%)
Clean Product Yield	87%	88%	(1%)
Renewable Fuels Produced (MB/D)	44	42	2
[1] Segment reporting is pre-tax.
[2] Represents a non-GAAP financial measure. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure are included within this release.
[3] Represents volumes delivered to major fractionation hubs, including Mont Belvieu, Sweeny and Conway. Includes 100% of DCP Midstream Class A Segment and Phillips 66's direct interest in DCP Sand Hills Pipeline, LLC and DCP Southern Hills Pipeline, LLC.

First-Quarter 2025 Financial Results

Reported earnings were $487 million for the first quarter of 2025 versus $8 million in the fourth quarter of 2024. First-quarter earnings included pre-tax special item adjustments of $1.0 billion in the Marketing and Specialties segment, $68 million in the Midstream segment and $(21) million impacting the Corporate and Other segment. Adjusted losses for the first quarter were $368 million versus $61 million in the fourth quarter.

•Midstream first-quarter 2025 adjusted pre-tax income decreased compared with the fourth quarter mainly due to lower volumes, partially offset by higher margins primarily driven by gathering and processing results.

•Chemicals adjusted pre-tax income increased mainly due to higher volumes and lower costs.

•Refining adjusted pre-tax loss increased primarily due to lower volumes and higher costs driven by planned turnaround activity, partially offset by increased realized margins from higher market crack spreads.

•Marketing and Specialties adjusted pre-tax income increased primarily due to stronger international results.

•Renewable Fuels pre-tax results decreased primarily due to the transition from blenders tax credits to production tax credits, inventory impacts and lower international results.

•Corporate and Other adjusted pre-tax loss increased mainly due to higher net interest expense, a decrease in the fair value of the company’s investment in NOVONIX and timing of charitable contributions. The company’s first-quarter effective tax rate was 19%.

As of March 31, 2025, the company had $1.5 billion of cash and cash equivalents and $5.4 billion of committed capacity available under credit facilities. Total debt was $18.8 billion, a reduction of $1.3 billion from the prior quarter.

Business Highlights and Strategic Priorities Progress

•Distributed $14.3 billion to shareholders through share repurchases and dividends since July 2022.

•Recently announced a $0.05 per share quarterly dividend increase, reflecting our commitment to a secure, competitive and growing dividend.

•Advanced wellhead-to-market strategy with the announcement of the Iron Mesa gas plant, a 300 MMCF/D facility in the Permian providing gas processing services for Delaware and Midland Basin production. This plant is expected to commence operations in the first quarter of 2027.

•Completed Sweeny Refinery crude flexibility project during the first quarter turnaround, enabling approximately 40 MBD of switching capability between heavy and light crudes.

Investor Webcast

Members of Phillips 66 executive management will host a webcast at noon ET to provide an update on the company’s strategic initiatives and discuss the company’s first-quarter performance. To access the webcast and view related presentation materials, go to phillips66.com/investors and click on “Events & Presentations.” For detailed supplemental information, go to phillips66.com/supplemental.

About Phillips 66

Phillips 66 (NYSE: PSX) is a leading integrated downstream energy provider that manufactures, transports and markets products that drive the global economy. The company’s portfolio includes Midstream, Chemicals, Refining, Marketing and Specialties, and Renewable Fuels businesses. Headquartered in Houston, Phillips 66 has employees around the globe who are committed to safely and reliably providing energy and improving lives while pursuing a lower-carbon future. For more information, visit phillips66.com or follow @Phillips66Co on LinkedIn.

- # # # -

CONTACTS
Jeff Dietert (investors)	Owen Simpson (investors)	Thaddeus Herrick (media)
832-765-2297	832-765-2297	855-841-2368
jeff.dietert@p66.com	owen.simpson@p66.com	thaddeus.f.herrick@p66.com

Use of Non-GAAP Financial Information—This news release includes the terms “adjusted earnings (loss),” “adjusted pre-tax income (loss),” “adjusted EBITDA,” “adjusted earnings (loss) per share,” “refining realized margin per barrel,” “cash from operations, excluding working capital,” and “net debt-to-capital ratio.” These are non-GAAP financial measures that are included to help facilitate comparisons of operating performance across periods, to help facilitate comparisons with other companies in our industry and to help facilitate determination of enterprise value. Where applicable, these measures exclude items that do not reflect the core operating results of our businesses in the current period or other adjustments to reflect how management analyzes results. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure are included within this release.

References in the release to earnings refer to net income attributable to Phillips 66.

Basis of Presentation— Effective April 1, 2024, we changed the internal financial information reviewed by our chief executive officer to evaluate performance and allocate resources to our operating segments. This included changes in the composition of our operating segments, as well as measurement changes for certain activities between our operating segments. The primary effects of this realignment included establishment of a Renewable Fuels operating segment, which includes renewable fuels activities and assets historically reported in our Refining, Marketing and Specialties (M&S), and Midstream segments; change in method of allocating results for certain Gulf Coast distillate export activities from our M&S segment to our Refining segment; reclassification of certain crude oil and international clean products trading activities between our M&S segment and our Refining segment; and change in reporting of our investment in NOVONIX from our Midstream segment to Corporate and Other. Accordingly, prior period results have been recast for comparability.

In the third quarter of 2024, we began presenting the line item “Capital expenditures and investments” on our consolidated statement of cash flows exclusive of acquisitions, net of cash acquired. Accordingly, prior period information has been reclassified for comparability.

Cautionary Statement for the Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995—This news release contains forward-looking statements within the meaning of the federal securities laws relating to Phillips 66’s operations, strategy and performance. Words such as “anticipated,” “estimated,” “expected,” “planned,” “scheduled,” “targeted,” “believe,” “continue,” “intend,” “will,” “would,” “objective,” “goal,” “project,” “efforts,” “strategies” and similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this news release are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future events or performance, and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: changes in governmental policies relating to NGL, crude oil, natural gas, refined petroleum or renewable fuels products pricing, regulation or taxation, including exports; our ability to timely obtain or maintain permits, including those necessary for capital projects; fluctuations in NGL, crude oil, refined petroleum products, renewable fuels, renewable feedstocks and natural gas prices, and refined product, marketing and petrochemical margins; the effects of any widespread public health crisis and its negative impact on commercial activity and demand for our products; changes to government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs including the renewable fuel standards program, low carbon fuel standards and tax credits for biofuels; liability resulting from pending or future litigation or other legal proceedings; liability for remedial actions, including removal and reclamation obligations under environmental regulations; unexpected changes in costs or technical requirements for constructing, modifying or operating our facilities or transporting our products; our ability to successfully complete, or any material delay in the completion of, any asset disposition, acquisition, shutdown or conversion that we may pursue, including receipt of any necessary regulatory approvals or permits related thereto; unexpected technological or commercial difficulties in manufacturing, refining or transporting our products, including chemical products; the level and success of producers’ drilling plans and the amount and quality of production volumes around our midstream assets; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products, renewable fuels or specialty products; changes in the cost or availability of adequate and reliable transportation for our NGL, crude oil, natural gas and refined petroleum and renewable fuels products; failure to complete definitive agreements and feasibility studies for, and to complete construction of, announced and future capital projects on time or within budget; our ability to comply with governmental regulations or make capital expenditures to maintain compliance; limited access to capital or significantly higher cost of capital related to our credit profile or illiquidity or uncertainty in the domestic or international financial markets; damage to our facilities due to accidents, weather and climate events, civil unrest, insurrections, political events, terrorism or cyberattacks; domestic and international economic and political developments including armed hostilities, such as the war in Eastern Europe, instability in the financial services and banking sector, excess inflation, expropriation of assets and changes in fiscal policy, including interest rates; international monetary conditions and exchange controls; changes in estimates or projections used to assess fair value of intangible assets, goodwill and properties, plants and equipment and/or strategic decisions or other developments with respect to our asset portfolio that cause impairment charges; substantial investments required, or reduced demand for products, as a result of existing or future environmental rules and regulations, including greenhouse gas emissions reductions and reduced consumer demand for refined petroleum products; changes in tax, environmental and other laws and regulations (including alternative energy mandates) applicable to our business; political and societal concerns about climate change that could result in changes to our business or increase expenditures, including litigation-related expenses; the operation, financing and distribution decisions of our joint ventures that we do not control; the potential impact of activist shareholder actions or tactics; and other economic, business, competitive and/or regulatory factors affecting Phillips 66’s businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Earnings (Loss)
	Millions of Dollars
	2025	2024
	1Q	4Q	1Q
Midstream	$751	673	554
Chemicals	113	107	205
Refining	(937)	(775)	216
Marketing and Specialties	1,282	252	366
Renewable Fuels	(185)	28	(55)
Corporate and Other	(376)	(298)	(322)
Pre-Tax Income (Loss)	648	(13)	964
Less: Income tax expense (benefit)	122	(38)	203
Less: Noncontrolling interests	39	17	13
Phillips 66	$487	8	748

Adjusted Earnings (Loss)
	Millions of Dollars
	2025	2024
	1Q	4Q	1Q
Midstream	$683	708	613
Chemicals	113	72	205
Refining	(937)	(759)	313
Marketing and Specialties	265	185	307
Renewable Fuels	(185)	28	(55)
Corporate and Other	(355)	(294)	(322)
Pre-Tax Income (Loss)	(416)	(60)	1,061
Less: Income tax expense (benefit)	(78)	(16)	226
Less: Noncontrolling interests	30	17	13
Phillips 66	$(368)	(61)	822

	Millions of Dollars
	Except as Indicated
	2025	2024
	1Q	4Q	1Q
Reconciliation of Consolidated Earnings to Adjusted Earnings (Loss)
Consolidated Earnings	$487	8	748
Pre-tax adjustments:
Certain tax impacts	—	(9)	—
Impairments	21	35	163
Net gain on asset dispositions[1]	(1,085)	(67)	—
Winter-storm-related costs (recovery)	—	(35)	—
Los Angeles Refinery cessation costs	—	7	—
Legal accrual	—	22	—
Legal settlement	—	—	(66)
Tax impact of adjustments[2]	200	9	(23)
Other tax impacts	—	(31)	—
Noncontrolling interests	9	—	—
Adjusted earnings (loss)	$(368)	(61)	822
Earnings per share of common stock (dollars)	$1.18	0.01	1.73
Adjusted earnings (loss) per share of common stock (dollars)[3]	$(0.90)	(0.15)	1.90

Reconciliation of Segment Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)
Midstream Pre-Tax Income	$751	673	554
Pre-tax adjustments:
Impairments	—	35	59
Net gain on asset disposition[1]	(68)	—	—
Adjusted pre-tax income	$683	708	613
Chemicals Pre-Tax Income	$113	107	205
Pre-tax adjustments:
Winter-storm-related costs (recovery)	—	(35)	—
Adjusted pre-tax income	$113	72	205
Refining Pre-Tax Income (Loss)	$(937)	(775)	216
Pre-tax adjustments:
Impairments	—	—	104
Los Angeles Refinery cessation costs	—	3	—
Certain tax impacts	—	(9)	—
Net loss on asset disposition	—	—	—
Legal accrual	—	22	—
Legal settlement	—	—	(7)

Adjusted pre-tax income (loss)	$(937)	(759)	313
Marketing and Specialties Pre-Tax Income	$1,282	252	366
Pre-tax adjustments:
Net gain on asset disposition[1]	(1,017)	(67)	—
Legal settlement	—	—	(59)
Adjusted pre-tax income	$265	185	307
Renewable Fuels Pre-Tax Income (Loss)	$(185)	28	(55)
Pre-tax adjustments:
None	—	—	—
Adjusted pre-tax income (loss)	$(185)	28	(55)
Corporate and Other Pre-Tax Loss	$(376)	(298)	(322)
Pre-tax adjustments:
Impairments	21	—	—
Los Angeles Refinery cessation costs	—	4	—
Adjusted pre-tax loss	$(355)	(294)	(322)

[1] Gain on disposition of our 49% non-operated equity interest in Coop Mineraloel AG in 1Q 2025. In connection with this sale, a before-tax unrealized gain was recognized from a foreign currency derivative in 4Q 2024. These were reported in the Marketing and Specialties segment. There was also a gain on the disposition of DCP Midstream, LP’s 25% interest in Gulf Coast Express Pipeline LLC, recognized in our Midstream segment.

2 We generally tax effect taxable U.S.-based special items using a combined federal and state annual statutory income tax rate of approximately 24%. Taxable special items attributable to foreign locations likewise generally use a local statutory income tax rate. Nontaxable events reflect zero income tax. These events include, but are not limited to, most goodwill impairments, transactions legislatively exempt from income tax, transactions related to entities for which we have made an assertion that the undistributed earnings are permanently reinvested, or transactions occurring in jurisdictions with a valuation allowance.

[3] 1Q 2025, 4Q 2024 and 1Q 2024 are based on adjusted weighted-average diluted shares of 409,182 thousand, 411,687 thousand and 432,158 thousand respectively. Income allocated to participating securities, if applicable, in the adjusted earnings per share calculation is the same as that used in the GAAP diluted earnings per share calculation.

	Millions of Dollars
	Except as Indicated
	2025	2024
	1Q	4Q
Reconciliation of Consolidated Net Income to Adjusted EBITDA
Net Income	$526	25
Plus:
Income tax expense	122	(38)
Net interest expense	187	168
Depreciation and amortization	791	819
Phillips 66 EBITDA	$1,626	974
Special Item Adjustments (pre-tax):
Certain tax impacts	—	(9)
Impairments	21	35
Winter-storm-related costs (recovery)	—	(35)
Net gain on asset disposition	(1,085)	(67)
Los Angeles Refinery cessation costs	—	7
Legal accrual	—	22
Total Special Item Adjustments (pre-tax)	(1,064)	(47)
Change in Fair Value of NOVONIX Investment	15	1
Phillips 66 EBITDA, Adjusted for Special Items and Change in Fair Value of NOVONIX Investment	$577	928
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	18	17
Proportional share of selected equity affiliates net interest	14	14
Proportional share of selected equity affiliates depreciation and amortization	187	209
Adjusted EBITDA attributable to noncontrolling interests	(60)	(38)
Phillips 66 Adjusted EBITDA	$736	1,130

Reconciliation of Segment Income before Income Taxes to Adjusted EBITDA
Midstream Income before income taxes	$751	673
Plus:
Depreciation and amortization	233	234
Midstream EBITDA	$984	907
Special Item Adjustments (pre-tax):
Net gain on asset disposition	(68)	—
Impairments	—	35
Midstream EBITDA, Adjusted for Special Items	$916	942
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	3	3
Proportional share of selected equity affiliates net interest	3	3
Proportional share of selected equity affiliates depreciation and amortization	23	28
Adjusted EBITDA attributable to noncontrolling interests	(60)	(38)
Midstream Adjusted EBITDA	$885	938

Chemicals Income before income taxes	$113	107
Plus:
None	—	—
Chemicals EBITDA	$113	107
Special Item Adjustments (pre-tax):
Winter-storm-related costs (recovery)	—	(35)
Chemicals EBITDA, Adjusted for Special Items	$113	72
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	13	11
Proportional share of selected equity affiliates net interest	(1)	—
Proportional share of selected equity affiliates depreciation and amortization	119	126
Chemicals Adjusted EBITDA	$244	209
Refining Loss before income taxes	$(937)	(775)
Plus:
Depreciation and amortization	456	435
Refining EBITDA	$(481)	(340)
Special Item Adjustments (pre-tax):
Certain tax impacts	—	(9)
Los Angeles Refinery cessation costs	—	3
Legal accrual	—	22
Refining EBITDA, Adjusted for Special Items	$(481)	(324)
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	—	(1)
Proportional share of selected equity affiliates net interest	2	—
Proportional share of selected equity affiliates depreciation and amortization	27	27
Refining Adjusted EBITDA	$(452)	(298)
Marketing and Specialties Income (loss) before income taxes	$1,282	252
Plus:
Depreciation and amortization	20	79
Marketing and Specialties EBITDA	$1,302	331
Special Item Adjustments (pre-tax):
Net gain on asset disposition	(1,017)	(67)
Marketing and Specialties EBITDA, Adjusted for Special Items	$285	264
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	2	4
Proportional share of selected equity affiliates net interest	10	11
Proportional share of selected equity affiliates depreciation and amortization	18	28
Marketing and Specialties Adjusted EBITDA	$315	307
Renewable Fuels Income (loss) before income taxes	$(185)	28
Plus:
Depreciation and amortization	23	22
Renewable Fuels EBITDA	$(162)	50
Special Item Adjustments (pre-tax):
None	—	—

Renewable Fuels EBITDA, Adjusted for Special Items	$(162)	50
Corporate and Other Loss before income taxes	$(376)	(298)
Plus:
Net interest expense	187	168
Depreciation and amortization	59	49
Corporate and Other EBITDA	$(130)	(81)
Special Item Adjustments (pre-tax):
Impairments	21	—
Los Angeles Refinery cessation costs	—	4
Total Special Item Adjustments (pre-tax)	21	4
Change in Fair Value of NOVONIX Investment	15	1
Corporate EBITDA, Adjusted for Special Items and Change in Fair Value of NOVONIX Investment	$(94)	(76)

	Millions of Dollars Except as Indicated
	Mar. 31, 2025	Dec. 31, 2024
Debt-to-Capital Ratio
Total Debt	$18,803	$20,062
Total Equity	28,353	28,463
Debt-to-Capital Ratio	40%	41%
Total Cash	1,489	1,738
Net Debt-to-Capital Ratio	38%	39%

	Millions of Dollars
	Except as Indicated
	2025	2024
	1Q	4Q
Reconciliation of Refining Loss Before Income Taxes to Realized Refining Margins
Loss before income taxes	$(937)	(775)
Plus:
Taxes other than income taxes	110	92
Depreciation, amortization and impairments	456	436
Selling, general and administrative expenses	46	60
Operating expenses	1,074	968
Equity in earnings of affiliates	105	79
Other segment expense, net	(5)	58
Proportional share of refining gross margins contributed by equity affiliates	141	132
Special items:
Certain tax impacts	—	(9)
Realized refining margins	$990	1,041
Total processed inputs (thousands of barrels)	124,453	147,880
Adjusted total processed inputs (thousands of barrels)*	145,559	171,031
Loss before income taxes (dollars per barrel)**	$(7.53)	(5.24)
Realized refining margins (dollars per barrel)***	$6.81	6.08
*Adjusted total processed inputs include our proportional share of processed inputs of an equity affiliate.
**Income before income taxes divided by total processed inputs.
***Realized refining margins per barrel, as presented, are calculated using the underlying realized refining margin amounts, in dollars, divided by adjusted total processed inputs, in barrels. As such, recalculated per barrel amounts using the rounded margins and barrels presented may differ from the presented per barrel amounts.